CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report dated June 13, 2011, on the statement of assets and liabilities of Tarkio Fund, a series of Clark Fork Trust, and to all references to our firm included in or made a part of this Pre-Effective Amendment under the Securities Act of 1933 and Pre-Effective Amendment under the Investment Company Act of 1940 to the Clark Fork Trust’s Registration Statement on Form N-1A.

COHEN FUND AUDIT SERVICES, LTD.

Westlake, Ohio

June 13, 2011